EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 33-95190, 333-03999, 333-21887, 333-53835, 333-57355, 333-64743, 333-38850, 333-70638, 333-104211, 333-142472, 333-142474 and 333-236418) and on Form S-8 (File No.’s 333-36699, 333-45317, 333-67824, 333-166489, 333-180724, 333-195760 and 333-238538) of First Industrial Realty Trust, Inc. of our report dated February 15, 2021 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 15, 2021